UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

NRC GROUP HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38119	81-4838205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

952 Echo Lane, Suite 460 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 767-4749

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	NRCG	NYSE American
Warrants to purchase Common Stock	NRCG.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 30, 2019, NRC Group Holdings Corp. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). During the Annual Meeting, the Company’s stockholders were asked to consider and vote upon the election of three Class I directors to the Board of Directors to serve for a three-year term, which expires at the annual meeting of stockholders in 2022.

On the record date of April 8, 2019, there were 36,902,544 shares of the Company’s common stock issued and outstanding and entitled to be voted at the Annual Meeting. For the proposal, the result of the stockholder voting was as follows:

	Votes For	Votes Withheld	Broker Non-Votes
1. Election of director nominees to serve as Class I directors for a three-year term, which expires at the annual meeting of stockholders in 2022
Michael J. Bayer	27,845,858	6,800	0
Donald Glickman	26,415,656	1,437,002	0
Glenn M. Shor	26,410,445	1,442,213	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRC GROUP HOLDINGS CORP.

Date: May 30, 2019	By: /s/ Joseph Peterson
Name: Joseph Peterson
Title: Chief Financial Officer

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